UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 16, 2015, Advanced Energy Industries, Inc. (the “Company”) announced its capital deployment strategy and that its Board of Directors has authorized the Company to repurchase up to $150 million of its common stock over the next 30 months. Purchases under the program may be made from time-to-time in the public or private markets, through block trades, Rule 10b5-1 trading plans or other available means and may include the use of derivative contracts and structured and accelerated share repurchase agreements. There is no minimum number of shares to be repurchased under the program, and the program may be suspended or discontinued at any time. A copy of the press release announcing the capital deployment strategy and share repurchase program is provided as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated September 16, 2015 by Advanced Energy Industries, Inc., announcing “Advanced Energy Unveils Capital Deployment Strategy and Announces $150 Million Share Repurchase Program.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas Liguori
Date: September 16, 2015	Thomas Liguori
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 16, 2015 by Advanced Energy Industries, Inc., announcing “Advanced Energy Unveils Capital Deployment Strategy and Announces $150 Million Share Repurchase Program.”